UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2008

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

Vista Gold Corp. (“Vista” or the “Company”) is filing this amendment (“Form 8-K/A”) to its Current Report on Form 8-K, dated April 4, 2008 and filed with the Commission on April 10, 2008 (the “Original Form 8-K”) reporting the Company’s disposition of its wholly-owned subsidiary Vista Gold (Antigua) Corp. to Republic Gold Limited.  As part of the Original Form 8-K, the Company indicated that the financial statements and pro forma financial information required under Item 9.01 would be filed, if applicable, no later than 71 days after the date on which the Original Form 8-K must be filed. The information previously reported in the Original Form 8-K is incorporated herein by reference into this Form 8-K/A.

Item 9.01               Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

Pursuant to General Instruction B.3. of Form 8-K, the financial statements required by Item 9.01(b) of Form 8-K are not provided herein as the Company has previously reported substantially the same information in (i) its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Commission on March 17, 2008, and (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the Commission on May 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer
Date: May 20, 2008